Exhibit 99

Form 4 Joint Filer Information

Name:	Laura Miller

Address:	1312 Harbor Road
Hewlett Harbor, NY 11557

Designated Filer:	Evan Miller

Issuer & Ticker Symbol:	Lifetime Brands, Inc. (LCUT)

Date of Event
Requiring Statement: 4-12-2005

Signature: /s/ Laura Miller